[ARTICLE] 5
[MULTIPLIER]   1,000

EXHIBIT 11.1
                                    CIRRUS LOGIC, INC.
                 STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                                1995      1994       1993
                                              --------- ---------  ---------
Primary:

Weighted average common shares outstanding      59,708    51,838     48,632

Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                     3,964     4,558      3,782
   Common stock warrants, using treasury
      stock method                                   8         6         10
                                              --------- ---------  ---------
Common and common equivalent shares used in
    the calculation of net income per share     63,680    56,402     52,424
                                              ========= =========  =========

Net income                                     $61,402   $45,368    $20,224
                                              ========= =========  =========

Net income per share                             $0.96     $0.80      $0.39
                                              ========= =========  =========

   ---------------------------------------

Fully diluted:

Weighted average common shares outstanding      59,708    51,838     48,632

Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                     4,096     4,978      3,982
   Common stock warrants, using treasury
      stock method                                   8         8         12
                                              --------- ---------  ---------
Common and common equivalent shares used in
    the calculation of net income per share     63,812    56,824     52,626
                                              ========= =========  =========

Net income                                     $61,402   $45,368    $20,224
                                              ========= =========  =========

Net income per share                             $0.96     $0.80      $0.38
                                              ========= =========  =========
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